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                                  PRESS RELEASE
                   FOR RELEASE NOVEMBER 10, 2005 AT 4:00 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                          Baltimore County Savings Bank

                               BCSB BANKCORP, INC.
                       REPORTS SEPTEMBER 30, 2005 RESULTS

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported $601,000 in net income for the year ended September 30, 2005. This compares to $885,000 reported for the prior year.

The Company reported asset growth of $39.1 million. Total assets at September 30, 2005 reached $812.7 million. This compares to $773.6 million reported for the prior year. For the quarter ending September 30, 2005, the Company announced a loss of $115,000 as compared to $265,000 of net income in the previous year's fourth quarter. The fourth quarter earnings were impacted by a one time pre-tax charge of approximately $147,000 associated with its previously announced change in data processing providers to Fiserv Solutions, Inc. These charges are in addition to the estimated charges that the Company incurred in the first quarter of the fiscal year ending September 30, 2004, as a result of the change in data processing provider and are primarily related to increased usage of data processing services over the interim period as a result of the Bank's expanded branch network. The Company has completed the conversion to Fiserv and anticipates savings in data processing expenses pursuant to the terms of the agreement over the next six years.

During the year ended September 30, 2005, the Bank's loan and mortgage backed securities portfolio increased $35.9 million to $592.9 million as the Bank expanded both commercial and residential real estate loan originations during the year. Total interest income increased by 12.4% to $36.2 million. President Loraditch noted that the Bank will continue its efforts to restructure its balance sheet to take advantage of rising interest rates.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates seventeen offices throughout the Baltimore metropolitan area. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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                                               BCSB Bankcorp, Inc.
                                         Summary of Financial Highlights
                                 Consolidated Statements of Financial Condition
                                                  (Unaudited)


                                                                           September 30,               September 30,
                                                                               2005                        2004
                                                                          --------------              --------------
                                                                                    (Dollars in Thousands)
          ASSETS
          Cash, equivalents and time deposits                             $      23,529               $      17,815
          Investment Securities                                                 153,381                     161,545
          Loans and Mortgage Backed Securities                                  592,937                     557,027
          Other Assets                                                           42,898                      37,231
                                                                          -------------               -------------
          TOTAL ASSETS                                                    $     812,745               $     773,618
                                                                          =============               =============
          LIABILITIES
          Deposits                                                        $     597,669               $     580,622
          Borrowed Money                                                        144,796                     120,920
          Junior Subordinated Debentures                                         23,197                      23,197
          Other Liabilities                                                       5,043                       4,750
                                                                          -------------               -------------
          TOTAL LIABILITIES                                                     770,705                     729,489
          TOTAL STOCKHOLDERS' EQUITY                                             42,040                      44,129
                                                                          -------------               -------------
          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                        $     812,745               $     773,618
                                                                          =============               =============
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                                              Consolidated Statements of Operations
                                                          (Unaudited)


                                                          Twelve Months ended September 30,        Three Months ended September 30,
                                                            2005                   2004              2005                  2004
                                                        -----------            -----------       -----------            -----------
                                                               (Dollars in thousands                    (Dollars in thousands
                                                               except per share data)                   except per share data)
Interest Income                                           $  36,223            $     32,234        $   9,553            $     8,489
Interest Expense                                             20,384                  16,362            5,686                  4,362
                                                          ---------            ------------        ---------            -----------
Net Interest Income                                       $  15,839            $     15,872        $   3,867            $     4,127
Provisions for Loan Losses                                      168                     487                0                    130
                                                          ---------            ------------        ---------            -----------
Net Interest Income After Provision for Loan Losses       $  15,671            $     15,385        $   3,867            $     3,997
Total Non-Interest Income                                     1,855                   1,379              194                    137
Total Non-Interest Expenses                                  16,814                  15,735            4,262                  3,863
                                                          ---------            ------------        ---------            -----------
Income Before Tax provision (benefit)                     $     712            $      1,029        $    (201)           $       271
Income Tax provision (benefit)                                  111                     144              (86)                     6
                                                          ---------            ------------        ---------            -----------
NET INCOME (LOSS)                                         $     601            $        885        $    (115)           $       265
                                                          =========            ============        =========            ===========

Basic and Diluted Earnings (Loss) Per Share               $    0.10            $       0.15        $   (0.02)           $      0.04
                                                          ---------            ------------        ---------            -----------
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